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                               Exhibit 9. (b)
            Opinion and Consent of Blazzard, Grodd & Hasenauer LLP


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BLAZZARD, GRODD & HASENAUER, P.C.

ATTORNEYS AT LAW                                  CONNECTICUT OFFICE:
                                           943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                         WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                           FACSIMILE (203) 454-4028
RAYMOND A. O'HARA III*
LYNN KORMAN STONE*                                   FLORIDA OFFICE:
MAUREEN M. MURPHY*                             SUITE 213, OCEANWALK MALL
                                                 101 NORTH OCEAN DRIVE
*  Admitted in Connecticut                     HOLLYWOOD, FLORIDA  33019
** Admitted in Connecticut & Florida            TELEPHONE (305) 920-6590
                                                FACSIMILE (305) 920-6902

                          December 19, 1996

Board of Directors
First Variable Life Insurance Company
10 Post Office Square, 12th Floor
Boston, MA  02109

Re: Option and Consent of Counsel
    First Variable Annuity Fund E

Dear Sir or Madam:

    You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form N-4 (File No. 333-12197) for the individual flexible payment deferred variable annuity contracts ("Contracts") to be issued by First Variable Life Insurance Company and its separate account, First Variable Annuity Fund E.

    We are of the opinion that upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract.

    You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.

    We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                       Sincerely,

                                       BLAZZARD, GRODD & HASENAUER, P.C.


                                       By: /s/ Lynn K. Stone
                                           -----------------
                                           Lynn Korman Stone